Exhibit 5.2

September 29, 2020

Board of Directors

Advance Auto Parts, Inc.

Advance Stores Company, Incorporated

AAP Financial Services, Inc.

Advance e-Service Solutions, Inc.

Advance Trucking Corporation

Autopart International, Inc.

Crossroads Global Trading Corp.

General Parts International, Inc.

General Parts, Inc.

2635 East Millbrook Road

Raleigh, North Carolina 27604

Managers

Advance Auto Business Support, LLC

Discount Auto Parts, LLC

Advance Auto Innovations, LLC

E-Advance, LLC

General Parts Distribution LLC

2635 East Millbrook Road

Raleigh, North Carolina 27604

Re:	Advance Auto Parts, Inc. – 1.750% Notes due 2027

Ladies and Gentlemen:

We have acted as local counsel to the subsidiaries of Advance Auto Parts, Inc., a Delaware corporation (the “Issuer”), listed on Schedule I attached (collectively, the “Subsidiary Guarantors”) in connection with the filing of a Registration Statement on Form S-3 (File No. 333-248963), dated as of September 22, 2020 (the “Registration Statement”), including the base prospectus, dated September 22, 2020 (the “Base Prospectus”), contained therein, as supplemented by the preliminary prospectus supplement, dated September 22, 2020 (the “Preliminary Prospectus Supplement”), and the final prospectus supplement, dated September 22, 2020 (the “Final Prospectus Supplement” and, together with the Base Prospectus and the Preliminary Prospectus Supplement, the “Prospectus”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to (i) the issuance and sale of $350,000,000 principal amount of the Issuer’s 1.750% Notes due 2027 (the “Notes”) and (ii) the issuance by the Subsidiary Guarantors of the Subsidiary Guarantees (as defined below) (collectively, the “Transaction”). The Notes will be guaranteed (the “Subsidiary Guarantees”) on an unsecured basis by each of the Subsidiary Guarantors. The Notes and the

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September 29, 2020

Subsidiary Guarantees will be issued pursuant to the Indenture, dated as of April 29, 2010 (the “Base Indenture”), among the Issuer, the subsidiary guarantors party thereto and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as supplemented by an eighth supplemental indenture, dated as of September 29, 2020 (the “Eighth Supplemental Indenture” and, together with the Base Indenture, the “Indenture”).

At your request, this opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering the opinions expressed herein, we have examined the Registration Statement and the Prospectus prepared by the Issuer and the Subsidiary Guarantors in connection with the issuance and sale of the Notes and the Subsidiary Guarantees, and the documents incorporated by reference into the Registration Statement and the Prospectus. We also have examined executed originals or copies of executed originals of the Indenture (including the Subsidiary Guarantees), the Notes and such other documents, instruments, agreements, records and certificates of public officials and of the Issuer and the Subsidiary Guarantors, and their respective officers, as we have deemed necessary or appropriate for the purpose of rendering the opinions expressed below.

We have assumed, with your permission and without independent verification or inquiry, the (i) genuineness of all signatures on all documents, (ii) authenticity of all documents submitted to us as originals, (iii) conformity to the authentic originals of all documents submitted to us as copies, and (iv) legal competency of all natural persons.

With respect to various factual matters material to our opinions, we have relied, to the extent that we deemed such reliance proper, upon certificates of officers of the Issuer and of the Subsidiary Guarantors, respectively, and upon certificates of public officials. We have assumed the correctness of the factual matters contained in such reliance sources and do not have knowledge, without an investigation for the purpose, that such factual matters are incorrect.

The opinions expressed herein are limited in all respects to the application of (i) the laws of the Commonwealth of Virginia and the State of North Carolina and (ii) the Massachusetts Business Corporations Act, G.L. C156D, in each case as currently in effect. We have made no review of, and disclaim the giving of any opinion herein with respect to, any other laws or regulations or the laws or regulations of any other jurisdiction or the effect of any such laws or regulations on the Subsidiary Guarantors or any of their respective subsidiaries.

Based on the foregoing, and subject to the limitations and qualifications set forth herein, we give you our opinions, as of the date hereof, as follows:

September 29, 2020

(i) Each Subsidiary Guarantor is a corporation or limited liability company, as the case may be, validly existing and in good standing or, with respect to a limited liability company, validly existing under the laws of the corresponding jurisdiction set forth opposite the name of each Subsidiary Guarantor on Schedule I attached.

(ii) The execution and delivery by each of the Subsidiary Guarantors of the Indenture, and the performance by each of the Subsidiary Guarantors of its obligations under the Indenture (including the Subsidiary Guarantees), are within such Subsidiary Guarantor’s corporate or limited liability company powers, as the case may be, and have been duly authorized by all requisite corporate or limited liability company action, as the case may be, on the part of such Subsidiary Guarantor.

(iii) The Indenture has been duly executed and delivered by each of the Subsidiary Guarantors.

The opinions expressed in opinion paragraph (i) above as to the existence or good standing of each Subsidiary Guarantor in its jurisdiction of formation (i) are given solely on the basis of the certificates of good standing and certificates of fact, as applicable, that we have obtained for each Subsidiary Guarantor (the “Status Certificates”), and speak only as of the date of the respective Status Certificates and not as of the date of this opinion letter and (ii) are limited to the meaning ascribed to the Status Certificates by the Virginia State Corporation Commission, the North Carolina Secretary of State and the Secretary of the Commonwealth of the Commonwealth of Massachusetts, as applicable, and the law of such jurisdiction.

We hereby consent to the filing of this opinion letter as an exhibit to a Current Report on Form 8-K and to the reference to our firm appearing under the caption “Legal Matters” in the Prospectus. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Commission thereunder. Our opinions are expressed as of the date hereof, and we do not assume any obligation to update or supplement our opinions to reflect any facts or circumstances subsequently arising or any change in law subsequently occurring. Our opinions are limited to the matters expressly stated herein, and no opinion is implied or may be inferred beyond such matters. Subject to all of the qualifications, limitations, exceptions, restrictions and assumptions set forth herein, White & Case LLP may rely on this opinion letter as if it were an addressee hereof on this date for the sole purpose of rendering its opinion letter to the Issuer, as filed with the Commission as an exhibit to a Current Report on Form 8-K.

/s/ WILLIAMS MULLEN

September 29, 2020

SCHEDULE I

Subsidiary Guarantors

Subsidiary Guarantor	Jurisdiction of Formation

AAP Financial Services, Inc.	Virginia

Advance Auto Business Support, LLC	Virginia

Advance Auto Innovations, LLC	Virginia

Advance e-Service Solutions, Inc.	Virginia

Advance Stores Company, Incorporated	Virginia

Advance Trucking Corporation	Virginia

Autopart International, Inc.	Massachusetts

Crossroads Global Trading Corp.	Virginia

Discount Auto Parts, LLC	Virginia

E-Advance, LLC	Virginia

General Parts Distribution LLC	North Carolina

General Parts International, Inc.	North Carolina

General Parts, Inc.	North Carolina